UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ARAMARK Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-8236097
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

ARAMARK Tower 1101 Market Street Philadelphia, Pennsylvania	19107
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-191057

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are shares of common stock, par value $0.01 per share (the “Common Stock”), of ARAMARK Holdings Corporation (the “Registrant”). A description of Common Stock is set forth under the heading “Description of Capital Stock” in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-191057) relating to Common Stock to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended and such description is hereby incorporated herein by reference in this Form 8-A.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARAMARK HOLDINGS CORPORATION

By:	/s/ STEPHEN R. REYNOLDS
Name:	Stephen R. Reynolds
Title:	Executive Vice President, General Counsel and Secretary

Date: December 5, 2013